Exhibit 99.1

Diodes Incorporated Reports Fourth Quarter and Fiscal 2013 Financial Results

Achieves 30% Annual Revenue Growth with Solid Margin Improvement

Plano, Texas – February 11, 2014 – Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2013.

Year 2013 Highlights

•	Revenue increased to a record $826.8 million, an increase of 30.5 percent over the $633.8 million in 2012;

•	Gross profit was $237.8 million compared to $161.6 million in 2012;

•	GAAP gross margin was 28.8 percent compared to 25.5 percent in 2012; and non-GAAP gross margin for 2013 was 29.3 percent, which excludes BCD purchase price adjustments;

•	GAAP net income was $26.5 million, or $0.56 per diluted share, compared to $24.2 million, or $0.51 per diluted share in 2012;

•	Non-GAAP adjusted net income was $50.1 million, or $1.05 per diluted share, compared to $26.1 million, or $0.56 per diluted share in 2012;

•	Excluding $8.8 million, net of tax, share-based compensation expense, both GAAP net income and non-GAAP adjusted net income would have increased by $0.18 per diluted share;

•	Reduced capital expenditure spending to $44.3 million, or 5.4 percent of revenue, compared to $60.1 million, or 9.5 percent of revenue in the prior year; and

•	Achieved $109.9 million cash flow from operations, $39.5 million of net cash flow and $62.8 million free cash flow.

Fourth Quarter Highlights

•	Achieved market share gains over third quarter 2013;

•	Revenue was $211.0 million, a decrease of 6.0 percent from the $224.5 million in the third quarter 2013, and an increase of 29.2 percent from the $163.3 million in the fourth quarter 2012;

•	Gross profit was $60.8 million, compared to $69.6 million in the third quarter of 2013 and $43.2 million in the fourth quarter of 2012;

•	Gross profit margin was 28.8 percent, compared to 31.0 percent in the third quarter of 2013 and 26.5 percent in the fourth quarter of 2012;

•

GAAP net income was $6.2 million, or $0.13 per diluted share, compared to third quarter 2013 of $13.6 million, or $0.28 per diluted share, and fourth quarter 2012 of $4.1 million, or $0.09 per diluted share;

•	GAAP net income was impacted by a $5.3 million non-cash goodwill impairment charge related to the Eris Technology Corporation (Eris) acquisition;

•

Non-GAAP adjusted net income was $11.3 million, or $0.24 per diluted share, compared to $15.8 million, or $0.33 per diluted share, in third quarter 2013 and $6.2 million, or $0.13 per diluted share, in fourth quarter 2012;

•	Excluding $2.3 million, net of tax, share-based compensation expense, GAAP and non-GAAP adjusted net income would have increased by $0.05 per diluted share; and

•

Achieved $32.1 million cash flow from operations and free cash flow was $15.8 million, which consists of $16.3 million of capital expenditures and a reduction in inventory by approximately $13.9 million. Net cash flow was ($7.6) million, mainly due to the pay down of $20 million on our long-term debt.

Commenting on the results, Dr. Keh-Shew Lu, President and Chief Executive Officer, stated,

“Diodes ended 2013 achieving 31 percent revenue growth, a 390 basis point improvement in non-GAAP gross margin and a 92 percent increase in non-GAAP net income, which represents our 23rd consecutive year of profitability. During the year, we successfully closed on our acquisition of BCD Semiconductor in March, which was a strong contributor to our revenue growth and market share gains as a result of our expanded analog product portfolio. The integration has been progressing well, and we still have additional cost savings to realize in the coming year as well as increased cross-selling opportunities as design wins ramp throughout the year. BCD, including new Fab 2, negatively impacted our gross margin by approximately 120 basis points in 2013. Diodes’ margin without BCD was 30 percent. Moving forward we expect to capture further synergies over time as we improve loading of the manufacturing facilities and transfer more products internally to maximize operational and cost efficiencies.

“For the fourth quarter, revenue reflected greater than normal seasonality due to weakness in the PC market as well as cautious inventory management at distributors. Despite the prolonged weakness in this market, we have been able to gain market share across our business due to our past design win momentum and new product initiatives. We have a solid pipeline of designs and expanded customer relationships across all regions and product lines. Also during the quarter, we improved our balance sheet by reducing our long-term debt by almost $20 million and inventory by $14 million. When combined with our reduced capital expenditure spending of 5.2 percent of revenue for the quarter, we generated approximately $16 million of free cash flow.

“Looking forward, we remain focused on achieving our goal of $1 billion in annual revenue with model profitability, and the BCD acquisition has brought us one step closer toward achieving this goal.”

Fiscal 2013

For the fiscal year 2013, revenue increased to a record $826.8 million, an increase of 30.5 percent over the $633.8 million in 2012 due mainly to the acquisition of BCD Semiconductor. Gross profit was $237.8 million, or 28.8 percent of revenue, compared to $161.6 million, or 25.5 percent of revenue, in the prior year. Non-GAAP gross margin for 2013 was 29.4 percent, which excludes BCD purchase price adjustments.

GAAP net income was $26.5 million, or $0.56 per diluted share, compared to $24.2 million, or $0.51 per diluted share in 2012. Non-GAAP adjusted net income for 2013 was $50.1 million, or $1.05 per diluted share, which excluded, net of tax, $7.9 million of items related to the BCD acquisition, $1.1 million of restructuring costs, a $2.7 million (net of noncontrolling interest) non-cash goodwill impairment charge related to the acquisition of Eris, $6.4 million of non-cash acquisition related intangible asset amortization costs and $5.4 million due to a China tax audit adjustment, compared to non-GAAP adjusted net income of $26.1 million, or $0.56 per diluted share, in the prior year. The following is a summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Twelve Months Ended December 31, 2013 unaudited
GAAP net income	$26,532

GAAP diluted earnings per share	$0.56

Adjustments to reconcile GAAP net income to Non-GAAP adjusted net income:
Inventory valuations	4,661
Acquisition costs	710
Retention costs	2,568
Restructuring costs	1,127
Impairment of goodwill	2,712
Amortization of acquisition related intangible assets	6,374
Tax expense related to tax audit	5,447

Non-GAAP adjusted net income	$50,131

Non-GAAP adjusted diluted earnings per share	$1.05

(See the reconciliation tables of net income to adjusted net income near the end of the release for further details.)

Included in fiscal 2013 GAAP and non-GAAP adjusted net income was approximately $8.8 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.18 per diluted share. Included in fiscal 2012 GAAP and non-GAAP adjusted net income was approximately $9.4 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.20 per diluted share.

EBITDA, which represents earnings before net interest expense, income tax provision, depreciation and amortization, for fiscal 2013 was $118.9 million, compared to $93.3 million for fiscal 2012. For a reconciliation of GAAP net income to EBITDA (non-GAAP), see the table near the end of the release for further details.

For the year ended December 31, 2013, net cash provided by operating activities was $109.9 million. Net cash flow was $39.5 million. Free cash flow was $62.8 million, which included $47.1 million of capital expenditures.

Fourth Quarter 2013

Revenue for the fourth quarter 2013 was $211.0 million, a decrease of 6.0 percent from the $224.5 million in the third quarter 2013, and an increase of 29.2 percent from the $163.3 million in the fourth quarter 2012. Revenue was down sequentially primarily due to greater than normal seasonality as a result of weakness in the PC market as well as cautious inventory management at distributors.

Gross profit for the fourth quarter 2013 was $60.8 million, or 28.8 percent of revenue, compared to the third quarter 2013 of $69.6 million, or 31.0 percent of revenue, and compared to the fourth quarter 2012 of $43.2 million, or 26.5 percent of revenue. Gross profit margin declined sequentially primarily attributed to lower wafer fab loadings due to the Company’s efforts to reduce wafer inventory to align with expectations for the fourth and first quarter.

Operating expenses for the fourth quarter 2013 were $52.8 million, or 25.0 percent of revenue, compared to $49.3 million, or 22.0 percent of revenue in the third quarter 2013 and $39.7 million, or 24.3 percent of revenue in the fourth quarter 2012. Non-GAAP operating expenses, excluding non-cash acquisition related intangible asset amortization costs, retention costs associated with the BCD acquisition and impairment of goodwill associated with the acquisition of Eris, was $44.6 million, or 21.1 percent of revenue in the fourth quarter 2013.

Fourth quarter 2013 GAAP net income was $6.2 million, or $0.13 per diluted share, compared to third quarter 2013 GAAP net income of $13.6 million, or $0.28 per diluted share, and fourth quarter 2012 GAAP net income of $4.1 million, or $0.09 per diluted share.

Fourth quarter 2013 non-GAAP adjusted net income was $11.3 million, or $0.24 per diluted share, which excluded, net of tax, $0.8 million of retention costs related to the BCD acquisition, a $2.7 million (net of noncontrolling interest) non-cash goodwill impairment charge related to the acquisition of Eris and $1.6 million of non-cash acquisition related intangible asset amortization costs. This compares to non-GAAP adjusted net income of $15.8 million, or $0.33 per diluted share, in the third quarter 2013 and $6.2 million, or $0.13 per diluted share, in the fourth quarter 2012.

The following is a summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Three Months Ended December 31, 2013 unaudited
GAAP net income	$6,204

GAAP diluted earnings per share	$0.13

Adjustments to reconcile GAAP net income to Non-GAAP adjusted net income:
Retention costs	770
Impairment of goodwill	2,712
Amortization of acquisition related intangible assets	1,584

Non-GAAP adjusted net income	$11,270

Non-GAAP adjusted diluted earnings per share	$0.24

(See the reconciliation tables of net income to adjusted net income near the end of the release for further details.)

Included in fourth quarter 2013 GAAP and non-GAAP adjusted net income was approximately $2.3 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per diluted share, the same amount per diluted share by which share-based compensation affected GAAP and non-GAAP adjusted net income in the third quarter 2013 and the fourth quarter 2012.

EBITDA, which represents earnings before net interest expense, income tax, depreciation and amortization, for the fourth quarter 2013 was $28.8 million, compared to $36.7 million for the third quarter 2013 and $24.1 million for the fourth quarter 2012. For a reconciliation of GAAP net income to EBITDA (non-GAAP), see the table near the end of the release for further details.

For the fourth quarter 2013, net cash provided by operating activities was $32.1 million. Net cash flow was ($7.6) million, mainly due to the pay down of $20 million on our long-term debt. Free cash flow was $15.8 million, which included $16.3 million of capital expenditures and a reduction in inventory by approximately $13.9 million.

Balance Sheet

As of December 31, 2013, the Company had approximately $197 million in cash and cash equivalents and approximately $23 million in short-term investments. Working capital was approximately $493 million.

Business Outlook

Dr. Lu concluded, “For the first quarter of 2014, we expect revenue to range between $205 million and $213 million, or plus 1 percent to minus 3 percent sequentially. We expect gross margin to be flat with fourth quarter at 28.8 percent, plus or minus 2 percent. Operating expenses are expected to be flat with the fourth quarter, excluding impairment of goodwill, at approximately 22.5 percent of revenue, plus or minus 1 percent. We expect our income tax rate to range between 19 and 25 percent, and shares used to calculate EPS for the first quarter are anticipated to be approximately 48.2 million.”

Conference Call

Diodes will host a conference call on Tuesday, February 11, 2014 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its fourth quarter and fiscal year financial results. Investors and analysts may join the conference call by dialing 1-855-232-8957 and providing the confirmation code 31466328. International callers may join the teleconference by dialing 1-315-625-6979 and enter the same confirmation code at the prompt. A telephone replay of the call will be made available approximately two hours after the call and will remain available until Tuesday, February 18, 2014 at midnight Central Time. The replay number is 1-855-859-2056 with a pass code of 31466328. International callers should dial 1-404-537-3406 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors section of Diodes’ website at http://www.diodes.com. To listen to the live call, please go to the Investors section of Diodes’ website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes’ website for approximately 60 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors; power management devices, including LED drivers, AC-DC converters and controllers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. Diodes’ corporate headquarters, logistics center, and Americas’ sales office are located in Plano, Texas. Design, marketing, and engineering centers are located in Plano; San Jose, California; Taipei, Taiwan; Manchester, England; and Neuhaus, Germany. Diodes’ wafer fabrication facilities are located in Kansas City, Missouri and Manchester, with four manufacturing facilities located in Shanghai, China, and two joint venture facilities located in Chengdu, China, as well as manufacturing facilities located in Neuhaus and Taipei. Additional engineering, sales, warehouse, and logistics offices are located in Fort Worth, Texas; Taipei; Hong Kong; Manchester; Shanghai; Shenzhen, China; Seongnam-si, South Korea; Suwon, South Korea; Tokyo, Japan; and Munich, Germany, with support offices throughout the world. For further information, including SEC filings, visit Diodes’ website at http://www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: the integration has been progressing well, and we still have additional cost savings to realize in the coming year as well as increased cross-selling opportunities as design wins ramp throughout the year; moving forward we expect to capture further synergies over time as we improve loading of the manufacturing facilities and transfer more products internally to maximize operational and cost efficiencies; despite the prolonged weakness in this market, we have been able to gain market share across our business due to our past design win momentum and new product initiatives; looking forward, we remain focused on achieving our goal of $1 billion in annual revenue with model profitability, and the BCD acquisition has brought us one step closer toward achieving this goal; for the first quarter of 2014, we expect revenue to range between $205 million and $213 million, or plus 1 percent to minus 3 percent sequentially; we expect gross margin to be flat with fourth quarter at 28.8 percent, plus or minus 2 percent; operating expenses are expected to be flat with the fourth quarter, excluding impairment of goodwill, at approximately 22.5 percent of revenue, plus or minus 1 percent; and we expect our income tax rate to range between 19 and 25 percent, and shares used to calculate EPS for the first quarter are anticipated to be approximately 48.2 million. Potential risks and uncertainties include, but are not limited to, such factors as: the risk that BCD’s business will not be integrated successfully into Diodes’; the risk that the expected benefits of the acquisition may not be realized; the risk that BCD’s standards, procedures and controls will not be brought into conformance within Diodes’ operations; difficulties coordinating Diodes’ and BCD’s new product and process development, hiring additional management and other critical personnel, and increasing the scope, geographic diversity and complexity of Diodes’ operations; difficulties in consolidating facilities and transferring processes and know-how; the diversion of our management’s attention from the management of our business; the risk that we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs and loadings in our manufacturing facilities; risks of domestic and foreign operations, including excessive operation costs, labor shortages, higher tax rates and our joint venture prospects; the risk of unfavorable currency exchange rates; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than we currently anticipated; and other information detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

Company Contact:	Investor Relations Contact:
Diodes Incorporated	Shelton Group
Laura Mehrl	Leanne Sievers
Director of Investor Relations	EVP, Investor Relations
P: 972-987-3959	P: 949-224-3874
E: laura_mehrl@diodes.com	E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
NET SALES	$210,993	$163,287	$826,846	$633,806
COST OF GOODS SOLD	150,192	120,040	589,010	472,220

Gross profit	60,801	43,247	237,836	161,586
OPERATING EXPENSES
Selling, general and administrative	32,840	28,661	132,106	101,363
Research and development	12,466	9,295	48,302	33,761
Amortization of acquisition related intangible assets	2,003	1,721	8,078	5,122
Impairment of goodwill	5,318	—	5,318	—
Restructuring	—	—	1,535	—
Loss (gain) on sale of assets	169	—	216	(3,556)

Total operating expenses	52,796	39,677	195,555	136,690

Income from operations	8,005	3,570	42,281	24,896
OTHER INCOME (EXPENSES)
Interest income	295	194	1,274	778
Interest expense	(1,430)	(307)	(5,580)	(876)
Gain (loss) on securities carried at fair value	(511)	3,724	601	7,100
Other	(80)	(561)	9	(1,091)

Total other income (expenses)	(1,726)	3,050	(3,696)	5,911
Income before income taxes and noncontrolling interest	6,279	6,620	38,585	30,807
INCOME TAX PROVISION	2,828	2,842	14,481	4,825

NET INCOME	3,451	3,778	24,104	25,982
Less: NET (INCOME) LOSS attributable to noncontrolling interest	2,753	297	2,428	(1,830)

NET INCOME attributable to common stockholders	$6,204	$4,075	$26,532	$24,152

EARNINGS PER SHARE attributable to common stockholders
Basic	$0.13	$0.09	$0.57	$0.53

Diluted	$0.13	$0.09	$0.56	$0.51

Number of shares used in computation
Basic	46,666	46,011	46,363	45,780

Diluted	47,909	46,900	47,658	46,899

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the three months ended December 31, 2013:

	Cost of Goods Sold	Operating Expenses	Other Income (Expense)	Income Tax Provision	Noncontrolling Interest	Net Income
GAAP						$6,204

Earnings per share (GAAP)
Diluted						$0.13

Adjustments to reconcile net income to adjusted net income:
Retention costs	—	906	—	(136)	—	770
Impairment of goodwill	—	5,318	—	—	(2,606)	2,712
Amortization of acquisition related intangible assets	—	2,003	—	(419)	—	1,584

Adjusted (Non-GAAP)						$11,270

Diluted shares used in computing earnings per share						47,909

Adjusted earnings per share (Non-GAAP)
Diluted						$0.24

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.3 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.05 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended December 31, 2012:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
GAAP				$4,075

Earnings per share (GAAP)
Diluted				$0.09

Adjustments to reconcile net income to adjusted net income:
Amortization of acquisition related intangible assets	1,721	—	(590)	1,131
Acquisition costs	1,475	—	(516)	959

Adjusted (Non-GAAP)				$6,165

Diluted shares used in computing earnings per share				46,900

Adjusted earnings per share (Non-GAAP)
Diluted				$0.13

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.4 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.05 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the twelve months ended December 31, 2013:

	Cost of Goods Sold	Operating Expenses	Other Income (Expense)	Income Tax Provision	Noncontrolling Interest	Net Income
GAAP						$26,532

Earnings per share (GAAP)
Diluted						$0.56

Adjustments to reconcile net income to adjusted net income:
Inventory valuations	5,484	—	—	(823)	—	4,661
Acquisition costs	—	600	—	110	—	710
Retention costs	—	3,021	—	(453)	—	2,568
Restructuring costs	—	1,533	—	(406)	—	1,127
Impairment of goodwill	—	5,318	—	—	(2,606)	2,712
Amortization of acquisition related intangible assets	—	8,078	—	(1,704)	—	6,374
Tax expense related to tax audit	—	—	—	5,447	—	5,447

Adjusted (Non-GAAP)						$50,131

Diluted shares used in computing earnings per share						47,658

Adjusted earnings per share (Non-GAAP)
Diluted						$1.05

Note: Included in GAAP and non-GAAP adjusted net income was approximately $8.8 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.18 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the twelve months ended December 31, 2012:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
GAAP				$24,152
Earnings per share (GAAP)
Diluted				$0.51

Adjustments to reconcile net income to adjusted net income:
Amortization of acquisition related intangible assets	5,122	—	(1,440)	3,682
Gain on sale of assets	(3,452)	—	735	(2,717)
Acquisition costs	1,475	—	(516)	959

Adjusted (Non-GAAP)				$26,076

Diluted shares used in computing earnings per share				46,899

Adjusted earnings per share (Non-GAAP)
Diluted				$0.56

Note: Included in GAAP and non-GAAP adjusted net income was approximately $9.4 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted earnings per share would have improved by $0.20 per share.

ADJUSTED NET INCOME (Non-GAAP)

This measure consists of generally accepted accounting principles (“GAAP”) net income attributable to common stockholders (“net income”), which is then adjusted solely for the purpose of adjusting for inventory valuations, restructuring costs, acquisition costs, retention costs, impairment of goodwill, amortization of acquisition related intangible assets, tax payments related to tax audit and gain on sale of assets, as discussed below. Excluding inventory valuations, restructuring costs, acquisition costs, retention costs, tax payments related to tax audit and gain on sale of assets provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the amortization of acquisition related intangible assets allows for comparison of the Company’s current and historic operating performance. The Company excludes the above listed items to evaluate the Company’s operating performance, to develop budgets, to determine incentive compensation awards and to manage cash expenditures. Presentation of the above non-GAAP measures allows investors to review the Company’s results of operations from the same viewpoint as the Company’s management and Board of Directors. The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance. The Company also believes the non-GAAP measures are useful to investors because they provide additional information that research analysts use to evaluate semiconductor companies. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. For example, we do not adjust for any amounts attributable to noncontrolling interest except for one-time non-cash items outside the course of ordinary business, such as impairment of goodwill. The Company recommends a review of net income on both a GAAP basis and non-GAAP basis be performed to get a comprehensive view of the Company’s results. The Company provides a reconciliation of GAAP net income to non-GAAP adjusted net income.

Detail of non-GAAP adjustments:

Inventory valuations – The Company excluded cost incurred for inventory valuations. The Company adjusted the inventory acquired from the BCD Semiconductor Manufacturing Limited (“BCD”) acquisition to account for the reasonable profit allowance for the selling effort on finished goods inventory and the reasonable profit allowance for the completing and selling effort on the work–in-progress inventory. This non-cash adjustment to inventory is not recurring in nature, however it could be recurring to the extent there are additional acquisitions. The Company believes the exclusion of inventory valuations provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Restructuring costs – The Company has recorded restructuring charges to reduce its cost structure in order to enhance operating effectiveness and improve profitability. These restructuring activities related to our UK development team and the closure of our New York sales office. These restructuring charges are excluded from management’s assessment of the Company’s operating performance. The Company believes the exclusion of the restructuring charges provides investors an enhanced view of the cost structure of the Company’s operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Acquisition costs – The Company excluded costs associated with acquiring BCD, which consisted of advisory, legal and other professional and consulting fees. These costs were expensed in the fourth quarter of 2012 and in the first quarter of 2013 as that was when the costs were incurred and services were received, and which the corresponding tax adjustments were made for the non-deductible portions of these expenses. The Company believes the exclusion of the acquisition related costs provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Retention costs – The Company excluded costs accrued within operating expenses in regard to the $5 million employee retention plan in connection with the BCD acquisition. The retention payments are payable at the 12, 18 and 24 month anniversaries of the acquisition with the majority of the expense occurring in the first 12 months. Although these retention costs will be recurring every quarter until the final retention payment has been made, they are not part of the employees normal annual salaries and therefore are being excluded. The Company believes the exclusion of retention costs provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Impairment of goodwill – The Company has recorded a non-cash goodwill impairment charge related to the Eris Technology Corporation (Eris) acquisition. This impairment charge is excluded from management’s assessment of the Company’s operating performance. The Company believes the exclusion of the impairment charge provides investors an enhanced view of certain non-cash charges the Company’s may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such charge. Since the Company owns approximately 51 percent of Eris, it took into account the noncontrolling interest of Eris and only excluded its portion of the impairment as it relates to net income.

Amortization of acquisition related intangible assets – The Company excluded the amortization of its acquisition related intangible assets including developed technologies and customer relationships. The fair value of the acquisition related intangible assets, which was recognized through purchase accounting, is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. The Company believes the exclusion of the amortization expense of acquisition related assets is appropriate as a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded the amortization expense as there is significant variability and unpredictability among companies with respect to this expense.

Tax expense related to tax audit – The Company excluded additional tax expense in regard to a tax audit of the China tax authorities. The China government audited the Company’s High and New Technology Enterprise (“HNTE”) status for the years 2009 through 2013 and determined there was an underpayment for the tax year 2013. The Company has been approved for the HNTE status for 2012 through 2014. Given that 2013 is an isolated occurrence, the additional tax and any penalties and interest associated with the audit are being excluded. The Company believes the exclusion of tax expense related to tax audit provides investors an enhanced view of certain costs the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such costs.

Gain on sale of assets – The Company excluded the gain recorded for the sale of assets. During the third quarter 2012, the Company sold an intangible asset located in Europe and this gain was excluded from management’s assessment of the Company’s core operating performance as this long-lived asset was a non-core intellectual asset. The Company believes the exclusion of the gain on sale of assets provides investors an enhanced view of a gain the Company may recognize from time to time and facilitates comparisons with results of other periods that may not reflect such gains.

Adjusted Earnings per Share (Non-GAAP) – This non-GAAP financial measure is the portion of the Company’s GAAP net income assigned to each share of stock, excluding inventory valuations, restructuring costs, acquisition costs, retention costs, impairment of goodwill, amortization of acquisition related intangible assets, tax payments related to tax audit and gain on sale of assets, as discussed above. Excluding inventory valuations, restructuring costs, acquisition costs, retention costs, tax payments related to tax audit and gain on sale of assets provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the amortization of acquisition related intangible assets allows for comparison of the Company’s current and historic operating performance, as described in further detail above. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. For example, we do not adjust for any amounts attributable to noncontrolling interest except for one-time non-cash items outside the course of ordinary business, such as impairment of goodwill. The Company recommends a review of diluted earnings per share on both a GAAP basis and non-GAAP basis be performed to obtain a comprehensive view of the Company’s results. Information on how these share calculations are made is included in the reconciliation tables provided.

Gross Margin (Non-GAAP)

This measure consists of GAAP gross margin, which is then adjusted solely for the purpose of adjusting for inventory valuations (see above for definition). Excluding inventory valuations provides investors with a better depiction of the Company’s gross margin and provides a more informed baseline for modeling future gross margin expectations. The Company excludes the inventory valuations to evaluate the Company’s operating performance. Presentation of the above non-GAAP measures allows investors to review the Company’s results of operations from the same viewpoint as the Company’s management and Board of Directors. The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance. The Company also believes the non-GAAP measures are useful to investors because they provide additional information that research analysts use to evaluate semiconductor companies. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of gross margin on both a GAAP basis and non-GAAP basis to be performed to get a comprehensive view of the Company’s gross margin results. The following is a reconciliation of GAAP gross margin to non-GAAP gross margin:

Twelve Months Ended December 31, 2013
unaudited
GAAP gross profit	$237,836
GAAP gross margin	28.8%
Adjustments to reconcile GAAP gross profit to non-GAAP gross profit:
Inventory valuations	5,484

Non-GAAP gross profit	$243,320

Non-GAAP gross margin	29.4%

Operating Expenses (Non-GAAP)

This measure consists of GAAP operating expenses, which is then adjusted solely for the purpose of adjusting for amortization of acquisition related intangible assets, retention costs and impairment of goodwill (see above for definitions). Excluding amortization of acquisition related intangible assets, retention costs and impairment of goodwill provides investors with a better depiction of the Company’s operating expenses and provides a more informed baseline for modeling future operating expense expectations. The Company excludes amortization of acquisition related intangible assets, retention costs and impairment of goodwill to evaluate the Company’s operating performance. Presentation of the above non-GAAP measures allows investors to review the Company’s results of operations from the same viewpoint as the Company’s management and Board of Directors. The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance. The Company also believes the non-GAAP measures are useful to investors because they provide additional information that research analysts use to evaluate semiconductor companies. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of operating expenses on both a GAAP basis and non-GAAP basis to be performed to get a comprehensive view of the Company’s operating expense results. The following is a reconciliation of GAAP operating expenses to non-GAAP operating expenses:

Three Months Ended December 31, 2013
unaudited

GAAP operating expenses	$52,796

Operating expenses as a percentage of revenue	25.0%
Adjustments to reconcile GAAP operating expenses to non-GAAP adjusted operating expenses:
Amortization of acquisition related intangible assets	(2,003)
Retention costs	(906)
Impairment of goodwill	(5,318)

Non-GAAP adjusted operating expenses	$44,569

Non-GAAP adjusted operating expenses as a percentage of revenue	21.1%

CASH FLOW ITEMS

Free cash flow (FCF) (Non-GAAP)

FCF for the fiscal and fourth quarter of 2013 is a non-GAAP financial measure, which is calculated by taking cash flow from operations less capital expenditures. For fiscal 2013, the amount was $62.8 million ($109.9 million less (-) ($47.1 million). For the fourth quarter of 2013, the amount was $15.8 million ($32.1 million less (-) ($16.3 million). FCF represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt.

CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP and non-GAAP measures, in evaluating our operating performance compared to that of other companies in our industry. The calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. For example, our EBITDA takes into account all net interest expense, income tax provision, depreciation and amortization without taking into account any attributable to noncontrolling interest. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended December 31,
	2013	2012
Net income (GAAP)	$6,204	$4,075
Plus:
Interest expense, net	1,135	113
Income tax provision	2,828	2,842
Depreciation and amortization	18,713	17,072

EBITDA (Non-GAAP)	$28,880	$24,102

	Twelve Months Ended December 31,
	2013	2012
Net income (GAAP)	$26,532	$24,152
Plus:
Interest expense, net	4,306	98
Income tax provision	14,481	4,825
Depreciation and amortization	73,607	64,193

EBITDA (Non-GAAP)	$118,926	$93,268

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

ASSETS

(in thousands)

	December 31, 2013	December 31, 2012
CURRENT ASSETS	unaudited
Cash and cash equivalents	$196,635	$157,121
Short-term investments	22,922	—
Accounts receivable, net	192,267	152,073
Inventories	180,396	153,293
Deferred income taxes, current	10,513	9,995
Prepaid expenses and other	42,290	18,928

Total current assets	645,023	491,410

DEFERRED INCOME TAXES, non current	28,237	36,819
PROPERTY, PLANT AND EQUIPMENT, net	322,013	243,296
OTHER ASSETS
Goodwill	84,714	87,359
Intangible assets, net	53,571	44,337
Other	23,638	16,842

Total assets	$1,157,196	$920,063

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

LIABILITIES AND EQUITY

(in thousands, except share data)

	December 31, 2013	December 31, 2012
CURRENT LIABILITIES	unaudited
Lines of credit and short-term debt	$5,814	$7,629
Accounts payable	89,212	64,072
Accrued liabilities and other current liabilities	55,622	41,139
Income tax payable	1,206	678

Total current liabilities	151,854	113,518

LONG-TERM DEBT, net of current portion
Long-term borrowings	182,799	44,131
CAPITAL LEASE OBLIGATIONS, net of current portion	384	789
OTHER LONG-TERM LIABILITIES	78,482	41,185

Total liabilities	413,519	199,623

COMMITMENTS AND CONTINGENCIES	—	—
EQUITY
Diodes Incorporated stockholders’ equity
Preferred stock—par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock—par value $0.66 2/3 per share; 70,000,000 shares authorized; 46,680,973 and 46,010,815 issued and outstanding at December 31, 2013 and December 31, 2012, respectively	31,120	30,674
Additional paid-in capital	289,668	280,571
Retained earnings	426,328	399,796
Accumulated other comprehensive loss	(44,374)	(33,856)

Total Diodes Incorporated stockholders’ equity	702,742	677,185

Noncontrolling interest	40,935	43,255

Total equity	743,677	720,440

Total liabilities and equity	$1,157,196	$920,063